                                                                    Exhibit (16)

Seven Day Average Yield

         Date                                        Daily Dividend
         ----                                        --------------
         February 22                                     .000086414
         February 23                                     .000086414
         February 24                                     .000087381
         February 25                                     .000087162
         February 26                                     .000086497
         February 27                                     .000087539
         February 28                                     .000086917
                                                         ----------

Total                                                    .000608324

Divided by 7                                             .0000869034

Multiplied by 365                                        .0317197520 (3.17%)


Compounded Effective Yield:

[(1 + .000508324)365/7] - 1 = .0322182294 (3.22%)